UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2017

CORPORATE CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.

Regulation FD Disclosure

Third Quarter Financial Results

On November 3, 2017, Corporate Capital Trust, Inc. (the “Company”) issued a press release announcing its results of operations and financial condition for the quarter ended September 30, 2017. The Company also released an information package regarding its financial results for such quarter. The press release and information package are furnished herewith as Exhibits 99.1 and 99.2, respectively.

Listing-Related Tender Offer

As previously announced, the Company currently expects that in connection with the listing (the “Listing”) of the Company’s shares of common stock on the New York Stock Exchange it will conduct a tender offer (the “Listing-Related Tender Offer”), pursuant to which the Company’s shareholders will be permitted to tender their shares of common stock to the Company for cash. The Company currently expects that the Listing-Related Tender Offer will commence at the time of the Listing and will remain open for a period of at least 20 business days following the date of the Listing.

The Company currently expects to offer to purchase $185 million in value of its shares of common stock in the Listing-Related Tender Offer at a price per share equal to $20.01, which is equal to the net asset value per share as of September 30, 2017 (as adjusted for the previously announced 1-for-2.25 reverse split of shares of the Company’s common stock completed on October 31, 2017). The final terms of any Listing-Related Tender Offer, including the size and pricing thereof, will be made only pursuant to an offer to purchase (a preliminary version of which is furnished herewith as Exhibit 99.3), letter of transmittal and related materials (the “Tender Offer Materials”) and there can be no assurance that the Listing-Related Tender Offer will be commenced or completed within the expected timeframe or at all.

Investor Presentation

On November 3, 2017, the Company released a copy of a presentation that is intended to be used by representatives of the Company in meetings with certain existing and prospective investors and other parties. The presentation is furnished herewith as Exhibit 99.4.

The information in Item 7.01 and Exhibits 99.1, 99.2, 99.3 and 99.4 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.

Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated November 3, 2017
99.2	Information package regarding financial results for third quarter of 2017
99.3	Preliminary version of offer to purchase
99.4	Investor presentation

Additional Information and Where to Find It

The disclosure in this report is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The Listing-Related Tender Offer described herein will be made only pursuant to the Tender Offer Materials. The full details of the Listing-Related Tender Offer, including complete instructions on how to tender shares of common stock, will be included in the Tender Offer Materials, which the Company will file with the SEC upon the commencement of the Listing-Related Tender Offer. Shareholders are urged to carefully read the Tender Offer Materials when they become available because they will contain important information, including the terms and conditions of the Listing-Related Tender Offer. The Tender Offer Materials when they become available, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.corporatecapitaltrust.com/investor-resources), or by writing to the Company at CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida, 32801 (telephone number 866-650-0650) prior to the Listing or 555 California Street, 50th Floor, San Francisco, California 94104 (telephone number (415) 315-3620) following the Listing.

Forward Looking Statements

The information in this report may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include the ability of the Company to complete the Listing, the ability of the Company to complete the Listing-Related Tender Offer, the price at which the Company’s shares of common stock may trade on the NYSE, which may be higher or lower than the purchase price in the Listing-Related Tender Offer, and such other factors that are disclosed in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 20, 2017. The Company undertakes no obligation to update such statements to reflect subsequent events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE CAPITAL TRUST, INC. a Maryland corporation

Date: November 3, 2017	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Financial Officer